Exhibit 21

SUBSIDIARIES OF SOLUNA HOLDINGS, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna Callisto Holdings, Inc.	Delaware
Soluna Digital, Inc.	Nevada
Soluna Global Services, Inc.	Nevada
Soluna Cloud, Inc.	Nevada
Soluna Energy, Inc.	Nevada

SUBSIDIARIES OF SOLUNA DIGITAL, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna MC, LLC	Nevada
Soluna SW Holdings, LLC	Delaware
Soluna DV Devco, LLC	Nevada
Soluna DV ComputeCo, LLC	Delaware
Soluna DV Services, LLC	Nevada
SDI SL Borrowing - 1, LLC	Nevada
Soluna DVSL II ComputeCo, LLC	Delaware
Soluna KK I ComputeCo, LLC	Nevada

SUBSIDIARIES OF SOLUNA SW HOLDINGS, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna SW, LLC	Delaware

SUBSIDIARIES OF SOLUNA MC, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna MC Borrowings, LLC 2021-1	Delaware

SUBSIDIARIES OF DV DEVCO, LLC

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna DVSL ComputeCo, LLC	Delaware

SUBSIDIARIES OF SOLUNA ENERGY, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna KK Energy ServiceCo, LLC	Nevada

SUBSIDIARIES OF GLOBAL SERVICES, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna EPC Services, LLC	Nevada
Soluna US Services, LLC	Nevada
Soluna EPC Services II , LLC	Nevada

SUBSIDIARIES OF SOLUNA CLOUD, INC.

Subsidiary Name	Jurisdiction of Incorporation or Organization
Soluna AL CloudCo, LLC	Delaware